LEASE

THIS LEASE is made and entered into this 1st day of October, 2007, by and between STAN CHECKETTS PROPERTIES. L.C., a Utah limited liability company ("Landlord") and BOOMERANG SYSTEMS, INC., a Utah corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the following described premises upon the terms and conditions provided in this Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, Landlord and Tenant agree as follows:

1. GRANT OF LEASE AND DESCRIPTION OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises located at 324 West Building A, 2450 North, Logan, Utah 84341 more particularly described in Exhibit "A" appended hereto together with all buildings and improvements located thereon currently or to be located thereon after the date of this Lease (the "Improvements") and all easements, rights-of-way appurtenant to the Premises. The premises covered by this Lease, including the Improvements and easements, and rights-of-way appurtenant to the premises, shall hereinafter be referred to collectively as the "Premises".

2. TERM

(a) The initial term of this Lease (the "Initial Term") shall commence on October 1, 2007 (the "Commencement Date") and shall terminate on September 30, 2008 (the "Expiration Date"), unless extended or sooner terminated in accordance with the provisions of this Lease.

(b) Provided that Tenant is not in default hereunder, Tenant may extend this Lease for one (1) additional term of one (1) year (the "Renewal Term") upon the same terms and conditions as the Initial Term. Notwithstanding anything to the contrary herein, the fixed annual rent (as defined herein) for the Renewal Term shall be as mutually agreed upon by Landlord and Tenant. In order to exercise its option, Tenant must give written notice to Landlord that Tenant is exercising its option to extend the term no later than three (3) months prior to the expiration of

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the current term. If Landlord and Tenant cannot agree upon the rental amount within sixty (60) days prior to the expiration of the Initial Term, then Tenant may not be permitted to extend the term of this Lease for the Renewal Term. The Initial Term and the Renewal Term shall be referred to herein, collectively, as the "Term".

(c) Landlord and Tenant shall have the right to cancel this Lease upon ninety (90) days written notice to other party.

(d) In the event this Lease is terminated, the expiration date shall be that date on which this Lease is terminated.

3. RENT

(a) For the use of the Premises during the Term, Tenant agrees and promises to pay to Landlord fixed annual rent of $157,680.00 (the "Fixed Annual Rent"). The Landlord hereby agrees to defer $57,672.00 (the "Deferred Rent") of the Fixed Annual Rent for one year. Tenant, therefore, shall pay $8,334.00 of Fixed Annual Rent to Landlord in equal monthly installments (and proportionately at such rate for any partial month) in advance on the first day of each month, at the office of Landlord or at such other place as may be designated in writing by Landlord, and except as otherwise specifically provided herein, without notice, demand, deduction or offset. Tenant's obligation to pay Fixed Annual Rent shall commence on the Commencement Date. Notwithstanding anything to the contrary herein, Landlord has the right to increase the Fixed Annual Rent upon thirty (30) days written notice to the Tenant; as it is the intent of the parties that the Fixed Annual Rent shall be sufficient to cover the mortgage payments with respect to the Premises. The Deferred Rent shall become due on October 1, 2008 unless Landlord agrees otherwise.

(b) Amounts other than Fixed Annual Rent payable by Tenant according to this Lease will be payable as "Additional Rent". If Tenant fails to pay any such amounts when due, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Fixed Annual Rent. Fixed Annual Rent and Additional Rent are sometimes collectively referred to herein as "Rent".

4. CONDITION AND USE OF PREMISES

4.1 Landlord's Work. Tenant will be deemed to have accepted the Premises in "as is" condition.

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4.2 Tenant's Work. Tenant is responsible for all work to the Premises ("Tenant's Work"), provided that, Tenant shall be responsible for obtaining Landlord's prior written consent.

4.3 Use. Tenant shall use and occupy the Premises for the purpose of operating a manufacturing company and related purposes ("Permitted Use") and for no other purpose. Tenant covenants and agrees that Tenant will not use or permit any person to use the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of Utah, or any ordinance or other regulations of any municipality in which the Premises are situate.

5. TAXES

As Additional Rent, Tenant shall pay all real property and school taxes and assessments or governmental impositions in lieu thereof, water, and sewer rents, rates and charges which apply to the Premises (collectively the "Taxes"), provided that Tenant shall only be required to pay its proportionate share of such taxes, assessments and charges applicable to the Term from and after the Commencement Date. Any claim for real property taxes made by the Landlord upon Tenant as provided for herein shall be in writing, for the property of which the Premises are a part, for the tax year for which a claim is made. Such Additional Rent shall be paid to Landlord within ten (10) days of Landlord's billing to Tenant, which billing shall include a copy of the tax bill. Thirty (30) days prior to the termination of this Lease, Tenant shall pay to Landlord its proportionate share of the Taxes which have yet to be billed to Landlord but which apply to the Term of this Lease. Such tax payment shall be based upon the prior years Taxes and shall be adjusted when the actual bill is issued. Upon payment from Tenant, Landlord shall pay all Taxes prior to the due date and provide evidence of payment upon request by Tenant.

6. COMPLIANCE WITH LAWS

Tenant agrees to comply with all laws, ordinances, rules and regulations of the federal, state, county and municipal authorities applicable to the Premises and to the business to be conducted in the Premises; provided, however, that Tenant shall not be required to make any capital expenditures (other than those associated with the alterations and improvements Tenant will make to the Premises prior to the Commencement Date) which are required for reasons which are not unique to Tenant's use of the Premises.

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7. UTILITIES

Tenant shall promptly pay for all utilities consumed by it in the Premises, including, without limitation, gas, water, sewer charges, electricity, and telephone.

8. REPAIRS AND MAINTENANCE

(a) Landlord shall not be obligated to maintain and/or to make any repairs and replacements to the Premises.

(b) Tenant covenants and agrees, at its sole cost and expense, to keep and maintain in good order and condition, and in compliance with all applicable laws, codes and ordinances, the structural portions of the Premises which shall include, but shall not be limited to, the repair, maintenance and replacement of the following: the roof and roof drains, outside walls, foundations, footings and downspouts, utility lines and pipes, all mechanical, electrical and utility lines located outside the Premises. Furthermore, Tenant covenants and agrees, at its sole cost and expense, to keep and maintain in good order and condition, and in compliance with all applicable laws, codes and ordinances, all interior and exterior portions of the Premises which shall include, but shall not be limited to, the repair, maintenance and replacement of the following: exterior and interior portions of all doors, plate glass and windows, the Fixtures and Equipment and all other improvements at the Premises and/or used in connection with the Premises, all carpeting and wall covering, all signs and awnings of the Tenant (permitted by this Lease), the mechanical, electrical, plumbing, heating, ventilating, air conditioning systems, exhaust systems to control odors, exterior entrances and exists, storefronts, doors, door frames, moldings and closures, locks, weather-proofing materials, windows, window frames and moldings, all glass including plate glass, interior walls, columns and partitions, ceilings, floors and floor coverings, wall coverings, paneling, lighting fixtures and equipment, plumbing fixtures and equipment, pumps, water-heating fixtures and equipment, electrical fixtures and equipment (including transformers and distribution panels), fire protection equipment and fixtures (including any sprinkler heads and alarm systems), all heating ventilation and air-conditioning equipment and fixtures (including compressors, fan motors and filters), any grease traps or other similar facilities even if located outside of the Premises and any other fixtures, equipment or appurtenances therein or thereto. Tenant further agrees to keep the Premises in a clean, sanitary and safe condition in accordance with the requirements of all public authorities having jurisdiction thereof. The Tenant has the obligation to maintain and pay for a service and maintenance contract for the heating, ventilating and air-conditioning systems, including routine preventative maintenance, including changing filters, belts and the lubrication of all moving parts from a service contractor

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authorized to service such systems by the manufacturer. Tenant shall be responsible for all janitorial services at the Premises. In the event that for any reason, it is necessary for the Tenant, or its agents, servants and employees to have access to the roof on the Premises, to perform any work in connection with the Building, the Tenant shall supply to the Landlord proof of insurance (in an amount and in such form as is satisfactory to Landlord) from any person or entity performing such work. Tenant shall be responsible for any and all damages caused to the Premises and/or to third-parties arising out of and/or in connection with any work performed by the Tenant. All work and repairs, maintenance and replacements performed by the Tenant shall be performed in compliance with all Federal, State, local and municipal codes, rules and regulations.

(c) Landlord shall have the right with reasonable prior notice to Tenant to enter the Premises at all reasonable hours for the purpose of inspecting the same, and Landlord shall also have the right with reasonable prior notice to Tenant to make access available to prospective or existing mortgagees or purchasers of any part of the Premises. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may by thirty (30) days written notice demand, except in an emergency wherein only reasonable notice under the circumstances is required, that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (at such times and in such manner as to minimize any interference with Tenant's business operations in the Premises), and the Landlord shall not be responsible for any loss or damage to Tenant's business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the reasonable cost thereof as Additional Rent, and if it shall default in such payment, Landlord shall have the remedies provided for the non-payment of rent or other charges payable hereunder.

9. <u>ALTERATIONS AND IMPROVEMENTS</u>

(a) Tenant shall make no structural changes in or to the Premises without Landlord's prior written consent. Notwithstanding the foregoing, without Landlord's consent, Tenant may make alterations, installations, additions or improvements which are non-structural and which do not affect the mechanical systems serving the Premises, or the utility services or electrical lines in or to the interior of the Premises. Any and all costs and payments incurred in connection with such work shall be the sole responsibility of Tenant. Tenant covenants and agrees that all such alterations and improvements will be done in a good and workmanlike manner and in compliance with all applicable codes, laws, rules and regulations, including, without limitation, the Americans with Disabili .es Act of 1990 and all Environmental Laws (as

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hereafter defined). Tenant shall also be responsible for obtaining all necessary permits from all governmental authorities in connection with such work. All alterations, additions or improvements (other than Tenant's Equipment and fixtures) shall become property of Landlord and shall remain upon and be surrendered with the Premises upon the termination of this Lease.

(b) The Tenant agrees at its expense to obtain and maintain from Tenant's contractors for so long as the Tenant's Work continues, public liability insurance in an amount not less than $1,000,000.00 and worker's compensation insurance adequate to fully protect the Landlord as well as the Tenant from and against any and all liability for death of or injury to person or damage to property caused in or about the Premises, or by reason of the conduct of the Tenant's Work. The Tenant shall deliver to the Landlord certificates evidencing such coverage prior to the commencement of the Tenant's Work, which shall name Landlord as an additional insured.

10. SIGNS

Subject to any applicable local, state or federal law, Tenant may install at its sole cost and expense such signs in, on or about the Premises as it deems desirable for the conduct of its business.

11. INSURANCE

(a) Landlord shall cause to be maintained in full force and effect throughout the Term "all risk" fire and extended coverage insurance (replacement cost) written by a reputable insurer licensed to do business in the State of Utah to adequately repair and restore the Premises and general liability insurance with $1,000,000.00 combined single limits for bodily injury and property damage. Landlord shall have no obligation to insure any alterations or improvements made to the Premises by Tenant or any of Tenant's trade fixtures, equipment or other personal property located within the Premises. Tenant agrees to pay Landlord as Additional Rent the cost of such insurance within twenty (20) days after demand. At the commencement of this Lease Tenant shall pay its proportionate share of any pre-paid insurance.

(b) Tenant shall cause to be maintained in full force and effect throughout the Term general liability insurance with $1,000,000.00 combined single limits for bodily injury and property damage (such coverage may be maintained through both primary and umbrella coverage) naming Landlord as an additional named insured, written by a reputable insurer acceptable to Landlord licensed to do business in the State of Utah. Tenant shall furnish Landlord with a certificate of insurance evidencing such coverage.

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(c) Tenant agrees not to do or permit anything to be done in, on or about the Premises, or to keep anything therein, which will increase the rate of fire insurance premiums on the improvements, or any part thereof, or on property kept therein, or which will conflict with the regulations of any pertinent authority or public or quasi-public department or with any insurance policy upon the improvements or any part thereof.

(d) Landlord and Tenant each waive any and all rights to recover against the other or against anyone claiming through them by way of subrogation or otherwise for the loss or damage to property of such waiving party arising from any cause which would be covered by any insurance required to be carried by such party pursuant to this Section 11. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises. All policies shall contain an endorsement that the insurers will not cancel or amend the policy until at least thirty (30) days after written notice to Landlord or Tenant, as applicable.

12. INDEMNIFICATION

Tenant agrees to indemnify and save Landlord harmless from legal action, damages, loss, liability and expense (including reasonable attorneys' fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy by Tenant of the Premises or if by any negligent act or omission of Tenant, Tenant's agents, contractors, employees, or persons claiming through Tenant or as a result of the breach of this Agreement.

13. DAMAGE OR DESTRUCTION

(a) If the Premises or the Improvements are damaged by fire or other insured casualty, Landlord will give Tenant notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Section 13. Such notice will be given before the forty-fifth (45th) day (the "Notice Date") after the fire or other insured casualty.

(b) If the Premises or the Improvements are damaged by fire or other insured casualty to an extent which may be repaired within one hundred eighty (180) days after the commencement of repair, as determined by Landlord, Landlord may either (i) elect to terminate this Lease as of the date of such damage by written notice given to Tenant on or before the

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Notice Date, or (ii) elect to repair such damage. If Landlord elects to repair such damage, this Lease will continue in full force and effect except that Rent will be abated on a pro rata basis from the date of the fire or other insured casualty until the date of the completion of such repairs (the "Repair Period") based on the proportion of the Premises of which use Tenant is deprived during the Repair Period.

(c) If the Premises or the Improvements are damaged by fire or other insured casualty to an extent which may not be repaired within one hundred eighty (180) days after the commencement of repair, as determined by Landlord, then either Landlord or Tenant may (i) cancel this Lease as of the date of such damage by written notice given to Tenant on or before the Notice Date, or (ii) elect to repair such damage. If Landlord elects to repair such damage, Rent will be abated on a prorated basis during the Repair Period based on the proportion of the Premises of whose use Tenant is deprived during the Repair Period.

14. <u>CONDEMNATION</u>

(a) If the whole or any material part of the Premises shall be acquired or condemned by right of eminent domain for any public use or purpose or be acquired by deed in lieu thereof, then either party may terminate this Lease by giving thirty (30) days' written notice to the other of its election to terminate this Lease. If the term of this Lease shall continue in full force and effect, Landlord shall to the extent of its award, immediately after possession is physically taken, repair or rebuild what may remain of the Premises for the occupancy of Tenant (subject to delays due to shortage of labor, materials, or equipment, labor difficulties, breakdown of equipment, or governmental restrictions), and a just proportion of all Rent shall be abated according to the nature and extent of the injury to the Premises until what may remain of the Premises shall be repaired and rebuilt as aforesaid, and thereafter a just proportion of all rent shall be abated according to the nature and extent of the part of the Premises acquired or condemned for the balance of the term of this Lease.

(b) Landlord reserves to itself and Tenant assigns to Landlord, all rights to any award accruing on account of any such taking or condemnation, or by reason of any act of any public or quasi-public authority for which an award is payable, except as hereinafter provided. Tenant agrees to execute such instruments or assignments as may be reasonably required by Landlord, to join with Landlord in any claim for the recovery of any award, if requested by Landlord, and to turn over to Landlord any such award that may be recovered in any such proceeding. It is understood and agreed, however, that Landlord does not reserve to itself and Tenant does not assign to Landlord any award payable for moving expenses, leasehold improvements, and trade fixtures installed by Tenant at its own cost and expense.

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15. END OF TERM: TRADE FIXTURES

At the end of the Term, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear alone excepted. All of Tenant's trade fixtures and personal property, apparatus, machinery and equipment now or hereafter located upon the Premises and owned by Tenant, whether or not the same is affixed thereto, shall be and remain the personal property of Tenant and the same are herein sometimes referred to as "Tenant's Equipment". Tenant's Equipment may be removed from time to time by Tenant, provided, however, that if such removal shall injure or damage the Premises or the any of the Improvements, Tenant shall repair the damage and place the Premises or any damaged Improvements in the same condition as it would have been if such equipment had not been installed, ordinary wear and tear excepted. Title to any trade fixtures or personal property left in the Premises by Tenant upon the termination of this Lease shall pass to Landlord.

16. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not assign, transfer or mortgage this Lease or any interest herein or sublet the Premises or any part thereof or permit the Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance, which Landlord agrees shall not be unreasonably conditioned, withheld or delayed. In the event such consent to assign or sublet this Lease is given, the same shall be deemed to relate solely to the particular assignment, transfer, mortgage, sublease or permission referred to in such consent.

(b) Notwithstanding any consent to an assignment or sublease or any permitted assignment or sublease, Tenant shall remain liable for all obligations under this Lease for the entire term, including any extensions.

(c) Any assignment or sublease in violation of this Section 16 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Tenant's Rent obligations under this Lease.

17. ENTRY BY LANDLORD

Landlord, its agents, employees, and contractors may, in accordance with the terms of this Lease, enter the Premises at any time in response to an emergency and at reasonable

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hours in other instances upon notice to Tenant to inspect the same, exhibit the same to prospective purchasers or lenders, or to determine whether Tenant is complying with all its obligations under this Lease, or to supply any service to be provided by Landlord to Tenant according to this Lease. Landlord agrees not to materially interfere with Tenant's business unless in the case of emergency. Landlord will have the right to use any and all means which Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means permitted under this Section 17 will not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Rent or other charges which this Lease requires Tenant to pay.

18. SUBORDINATION; ESTOPPEL CERTIFICATES

(a) This Lease shall be subject and subordinate to the lien of any mortgage currently placed upon the fee title to the Premises, and to any mortgage which may in the future be placed upon the fee title to the Premises. Upon the request of Tenant, Landlord shall request any such current or future mortgagee or holder of a deed of trust provide to Tenant a non-disturbance agreement providing that the rights of Tenant under this Lease shall not be cut off, diminished or otherwise affected by foreclosure of any such mortgage or deed of trust, so long as Tenant shall not be in default hereunder. Tenant, upon request of any party in interest, shall execute promptly all reasonable instruments necessary to carry out the intent of this Section 18 as shall be reasonably requested by Landlord. The word "mortgage" as used in this Lease includes mortgages, leasehold mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals and replacements thereof and substitutes therefor.

(b) At any time and from time to time but within fifteen (15) days after written request, either Landlord or Tenant will execute, acknowledge and deliver to the requesting party a certificate certifying (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (2) the date, if any, to which Fixed Annual Rent and other sums payable under this Lease have been paid, (3) that no notice has been received by Landlord or Tenant of any default which has not been cured, except as to defaults specified in the certificate, and (4) such other matters as may reasonably be requested by the requesting party.

19. EVENTS OF DEFAULT; LANDLORD'S REMEDIES

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(a) The following events are referred to collectively as "Events of Default", or individually as an "Event of Default":

(i) Tenant defaults in the payment of Fixed Annual Rent and/or Additional Rent, or any part thereof, for a period of ten (10) days after the service of notice thereof;

(ii) Tenant defaults in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed and fails to commence to cure the default within thirty (30) days after the service of notice thereof by Landlord and thereafter prosecute such cure with continuity and due diligence; or

(iii) Tenant files a voluntary petition of bankruptcy or is adjudicated as bankrupt or insolvent or seeks any similar relief under any federal bankruptcy or insolvency statute, or if Tenant is involuntarily placed in bankruptcy and such petition is not dismissed within sixty (60) days of filing.

(b) If any one or more Events of Default occur, then Landlord has the right, at its election:

(i) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term; or

(ii) Upon notice to Tenant and through summary proceedings or other legal process, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

(iii) Without further demand or notice, to cure any Event of Default and to charge Tenant for the cost of effecting such cure, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

(c) Should Landlord elect to reenter as provided in subsection (b)(ii), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided

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by law, from time to time, without terminating this Lease, Landlord shall use reasonable efforts to relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions, free rent and alteration and repair of Premises) as Landlord, in its reasonable judgment may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Premises or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Section 19 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

(d) In the event that Landlord elects to terminate this Lease as permitted in subsection (b)(i) of this Section 19 or elects to take possession as provided in subsection (b)(ii), Tenant will pay to Landlord: (1) all Rent which would become due and payable for the balance of the terms of the Lease, as if such repossession had not occurred, less (2) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. In no event shall the amount credited to Tenant against the Rent exceed the Rent due to Landlord under this Lease.

(e) If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds (but not in excess of Rent due to Landlord), if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's reasonable expenses in connection with such reletting. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Fixed Annual Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Fixed Annual Rent and other amounts from Tenant on each such day.

(f) Any suit or suits for the recovery of the amounts and damages set forth in this Section may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the

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Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant, if Landlord is successful in such litigation.

20. NOTICES

Unless otherwise specified, any notice, bill, statement or communication which Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if in writing and personally delivered or sent by certified mail return receipt requested or overnight carrier addressed as follows:

Landlord: STAN CHECKETTS PROPERTIES, L.C.
Attn: Stan Checketts
805 Canyon Road
Providence, Utah 84332

with a copy to:

Olson & Hoggan, P.C.
Attn: Miles Nelson
130 South Main, Suite 200
Logan, Utah 84323-0525

Tenant: BOOMERANG SYSTEMS, INC.
Attn: Guy Jardine
350 West 2500 North
Logan, Utah 84321

with a copy to:
Boomerang Systems, Inc.

C:\Documents and Settings\Guy Jardine\My Documents\leaseStanProperties.doc

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Attn: Chris Mulvihill
355 Madison Avenue
Morristown, NJ 07960

or at such other address as either party shall designate by written notice. Unless otherwise specified, the time of rendering of such notice, bill or statement and/or the giving of such notice or communication shall be deemed to be upon receipt or refusal of such notice, bill or statement.

21. QUIET ENJOYMENT

So long as Tenant pays the Rent reserved by this Lease and performs and observes all of the covenants and provisions thereof, Tenant shall quietly and peacefully hold and enjoy the Premises.

22. MECHANIC'S LIENS

Tenant shall indemnify and save harmless Landlord against all loss, liability, costs (including reasonable attorneys' fees), damages or interest charges as a result of any mechanic's lien or any other lien caused to be filed on account of the Tenant's or its agent's acts or omissions, and Tenant shall, within twenty (20) days of the filing of any such lien and notice, remove, pay or cancel said lien or secure the payment of any such lien or liens by bond or other acceptable security or procedure including an endorsement to Landlord's title insurance policy to insure over said lien or to deposit 150% of the amount of the lien claim. If Tenant fails to pay any charge for which a mechanics' lien has been filed and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred by Landlord in connection with such lien, will be Additional Rent immediately due from Tenant to Landlord. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any such liens.

23. HOLDING OVER

In the event that Tenant shall remain in the Premises after the expiration of the Term without having executed a new lease in writing with Landlord, such holdover shall not in any way constitute a renewal or extension of this Lease. Such holdover shall be construed as a month-to-month tenancy subject to all terms and conditions of this Lease, except that Fixed Annual Rent shall be equal to the amount which would have been in effect had Tenant exercised its option to extend the term of this Lease. If no such extension was available, then Fixed Annual

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Rent during such holdover period shan be the amount of Fixed Annual Rent in effect at the expiration of the Tenn plus twenty percent (20%).

24.	ENVIRONMENTAL

(a) For matters arising after the term of this lease, Tenant shall. at all times and at its sole cost and expense, comply with all Environmental Laws, including but not limited to, those regulating any discharge by Tenant, its agents,employees, contractors orinvitees into the air, surface, water, sewers, soil or groundwater of any Hazardous Materials whether within or outside the Premises~ Landlord and its agents shall have the right, but not the duty, upon reasonable notice (no more than three (3) days) or without notice if in an emergency to inspect the Premises at any time to detennine whether Tenant is complying with the tenus ofthis Section. IfTenant is not in compliance with this Section, Landlord shall have the right to immediately enter upon the Premises and take whatever actions reasonably necessary to comply including, but not limited to, the removal from the Premises of any Hazardous Materials and the restoration of the Premises to a clean, neat, attractive, heaJthy and sanitary condition in compliance with Environmental Laws. Tenant shall pay aJl such costs incurred. by Landlord ten (10) days after receipt of a bill therefor plus fifteen percent (15%) for administration. Hazardous Materials includes, without limitation, any element, compound,.mixture, solution or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response Compensation and Liability Act (CCCERCLA',) 4OU.S.C. Section 9601 et seq.

     (b) The Tenant shall be responsible for all damages and clean-up costs caused by Tenant resulting from the leaking, discharging or spilling of any gas, oil or petroleum products or other contaminants or Hazardous Materials on or into the Premises andlor on and/or into any adjoining premises and/or into the surrounding environment.

     (c) The Tenant shall defend, indemnify and hold harmIess the Landlord of, from and against any and all suits, claims and causes of action and any loss, costs. expenses, fmes or penalties (including reasonable attorney's fees), and clean-up costs which the Landlord may incur or become liable to pay arising out ofthe breach by the Tenant of any of its obligations contained in Sections 't24{a)" and "24(b}" above.

     (d) The Tenant, at the request ofthe Landlord, shall· submit to the Landlord, or shalJ make available for inspection and copying upon reasonable notice and at reasonable times, any and all of the documents prepared by the Tenant pursuant to any Environmental Laws or submitted to any governmental regulatory agency.

     (e) Tenant shall, within ten (10) days of its receipt, provide Landlord with (i) copies of any notice of alleged violations or other claims relating to Environmental Laws, (ii) all

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reports or analysis conducted by Tenant or its contractors to determine the existence of or assess Hazardous Materials at the Premises.

(f) Tenant, on its own behalf and on behalf of its successors and assigns, hereby releases and forever discharges Landlord, its officers, directors, shareholders, employees from any and all claims, actions or liabilities of any manner whatsoever, whether in law or equity, whether now or hereafter claimed or known, which Tenant now has or may have against Landlord arising from or relating in any way to releases or threatened releases of Hazardous Materials which may occur as a result of Tenant's activities on the Premises, or which arise from Tenant's failure or alleged failure to comply with Environmental Laws.

(g) For matters arising prior to the term of this lease, Landlord shall, at all times and at its sole cost and expense, comply with all Environmental Laws, including but not limited to, those regulating any discharge by Landlord or its agents, employees, contractors or invitees into the air, surface, water, sewers, soil or groundwater of any Hazardous Material whether within or outside the Premises.

25. MISCELLANEOUS PROVISIONS

(a) This Lease shall be construed under the laws of the State of Utah, without regard to principles of conflict of laws.

(b) The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice which may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

(c) This Lease contains all of the agreements between the parties hereto. Any addition to or alterations or changes or modifications hereof, to be binding upon the parties, must be in writing signed by both of the parties hereto, and it is agreed that this provision cannot be waived, except in writing duly signed by the parties hereto.

(d) The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

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(e) This Lease shall not be filed for public record by any party hereto. Either party may, however, prepare a memorandum setting forth the parties, description of the Premises, terms of lease, and any other provisions hereof, which memorandum shall be executed by both parties and may be filed of public record.

(f) This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (i) Tenant has duly executed and delivered duplicate originals to Landlord and (ii) Landlord has executed and delivered one of such originals to Tenant.

(g) The title of the sections throughout this Lease are for convenience and reference only, and shall not explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

(h) If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

(i) Any payment to be made pursuant to the provisions of this Lease which is not paid within fifteen (15) days after the date when due shall be subject to a 5% late fee and shall also bear interest from the due date thereof until paid at an annual rate of interest equal to the so-called prime rate in effect from time to time during the applicable period as published in the Wall Street Journal, plus five percent (5%).

(j) If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(k) It is understood and agreed that Tenant shall look solely to the estate and property of Landlord in the Premises for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed by Landlord and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. The

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preceding sentence will not limit any right Tenant might otherwise have to pursue any suit or action in connection with the enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

(l) FORCE MAJEURE. Neither Landlord nor Tenant shall be held to be in default in the performance of their obligations hereunder for such period of time as it is prevented from performing the same by reason of acts of God, strikes, and other causes beyond its reasonable control; provided, however, that financial inability shall never be deemed to be a cause beyond a party's reasonable control.

(m) NOTICE TO MORTGAGEE. If the Tenant is notified by the Landlord or the Landlord's mortgagee that there is a mortgage on the Premises, and is given the name and address of the Landlord's mortgagee, the Tenant will give written notice to the Landlord's mortgagee of any default at the time that the Tenant gives notice of such default to the Landlord, and the Landlord's mortgagee shall have the same time period as provided to the Landlord under this Lease to cure such default of the Landlord. The Tenant shall not have the right to terminate this Lease nor the right to cure such default and deduct the cost of the same from rent, if the Landlord's mortgagee commences or causes to be commenced promptly after such notice the curing of such default, and if the default is cured within such time period after such notice.

(n) ASSIGNMENT OF THE LEASE TO MORTGAGEE. With reference to any assignment by the Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company or insurance company holding a mortgage on the Premises, the Tenant agrees:

(i) That the execution thereof by the Landlord and the acceptance thereof by such mortgagee, shall never be treated as an assumption by such mortgagee of any of the obligations of the Landlord thereunder, unless such mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and

(ii) That, except as aforesaid, such mortgagee shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or conveyance in lieu thereof and the taking of possession of the Premises.

(o) WAIVER OF RIGHT TO REDEEM. Tenant hereby waives its right to redeem under the laws of the State of Utah.

(p) RELATIONSHIP. Landlord shall not be responsible for any debts incurred by the Tenant. Nothing contained herein shall be deemed or construed by the parties as

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creating any relationship or partnership, joint venture or principal and agent between the parties other than the relationship of landlord and tenant.

(q) AUTHORITY. Each party hereto represents and warrants that it has the necessary power and authority to enter into this Lease and it has taken all necessary action in order to duly execute this Lease.

(r) REMEDIES CUMULATIVE. All the rights and remedies herein given to the Landlord for the recovery of the Premises because of any default by the Tenant under any of the terms of this Lease, or the right to reenter and take possession of the Premises upon the happening of any of the defaults or breaches of any of the covenants, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are hereby reserved and conferred upon the Landlord as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Landlord or not, shall be deemed to be in exclusion of any of the others.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above.

LANDLORD: STAN CHECKETTS PROPERTIES, L.C.

By:
Name:
Title: Owner

TENANT: BOOMERANG SYSTEMS, INC.

By:
Name:
Title: Vice President

C:\Documents and Settings\Guy Jardine\My Documents\leaseStanProperties.doc

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LEASE AMENDMENT NO. 1

______THIS LEASE AMENDMENT NO. 1 ("Amendment") is entered into as of this 21st day of October, 2008, by and between STAN CHECKETTS PROPERTIES, L.C., a Utah limited liability company ("Landlord") and BOOMERANG SYSTEMS, INC., a Utah corporation ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a written Lease Agreement ("Lease") for the leasing of certain premises ("Premises") located at 324 West Building A, 2450 North, Logan, Utah 84341; and

WHEREAS, Landlord and Tenant desire by this Amendment to amend the Lease as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual promises set forth below in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Section 3(a) of the Lease is hereby deleted in its entirety and replaced with Section 3(a)(1) which states the following:

For the use of the Premises during the Term, Tenant agrees and promises to pay to Landlord fixed annual rent of $157,680.00 (the "Fixed Annual Rent"). The Landlord originally agreed to defer $57,672.00 (the "Deferred Rent") of the Fixed Annual Rent for the first year of the Lease. The actual Deferred Rent for the Term due to certain adjustments shall be $63,480.40. Tenant, therefore, shall pay $7,849.97 of Fixed Annual Rent to Landlord in equal monthly installments (and proportionately at such rate for any partial month) in advance on the first day of each month, at the office of Landlord or at such other place as may be designated in writing by Landlord, and except as otherwise specifically provided herein, without notice, demand, deduction or offset. Tenant's obligation to pay Fixed Annual Rent shall commence on the Commencement Date. Notwithstanding anything to the contrary herein, Landlord has the right to increase Fixed Annual Rent upon thirty (30) days written notice to the Tenant; as it is the intent of the parties that the Fixed Annual Rent shall be sufficient to cover the mortgage payments with respect to the Premises. The Deferred Rent shall become due on a date to be agreed upon by the Landlord and Tenant.

2. Section 3(a)(2) is hereby added which states the following:

For the use of the Premises during the Renewal Term, Tenant agrees and promises to pay to Landlord fixed annual rent of $157,680.00 (the "Fixed Annual Rent"). The Landlord agrees to defer $106,856.52 (the "Deferred Rent") of the Fixed Annual Rent for the Renewal Term. Tenant, therefore, shall pay $4,235.29 of Fixed Annual Rent to Landlord in equal monthly installments (and proportionately at such rate for any partial month) in advance on the first day of each month, at the office of Landlord or at such other place as may be designated in writing by Landlord, and except as otherwise specifically provided herein, without notice, demand, deduction or offset. Tenant's obligation to pay Fixed Annual Rent shall commence on the Commencement Date. Notwithstanding anything to the contrary herein, Landlord has the right to increase Fixed Annual Rent upon thirty (30) days written notice to the Tenant; as it is the intent of the parties that the Fixed Annual Rent shall be sufficient to cover the mortgage payments with respect to the Premises. The Deferred Rent shall become due on a date to be agreed upon by the Landlord and Tenant.

3. Each party represents and warrants that it has the full authority to enter into this Amendment, and that no third party consents of any kind are required in connection with this Amendment.

4. Except as amended in this Amendment, the Lease and the terms of it shall continue in full force and effect.

5. The provisions of this Amendment shall bind and inure to the benefit of the representatives, successors and assigns of the parties.

6. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail.

7. This Amendment may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same Amendment. An electronic or facsimile signature on this Amendment shall be deemed an original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

LANDLORD
STAN CHECKETTS PROPERTIES, L.C.

By: ____________________
Name: Stan Checketts
Its: Owner

TENANT
BOOMERANG SYSTEMS, INC.

By: ____________________
Name: Gail Jardini
Its: COO - VP

R:\KWL\Amend\Koffman-Stan Checketts-Boomerang-amend-Ver.1-102408.fm

AMENDMENT TO LEASE

This Second Amendment to the Lease (the "Second Amendment"), made and effective this 15th day of March, 2010, between Stan Checketts Properties, LC ("Landlord") and Boomerang Sub, Inc. ("Tenant"), modifies and amends the monthly paid and accrued rent and term of this lease.

In consideration of the mutual promises and agreements exchanged, Lender and Borrower agree as follows:

1. Current Accrued Rent Balance. As of February 28, 2010, the amount of the accrued rent owed to Landlord is $193,331.05.

2. Monthly Rent. The monthly rent shall remain $13,140.

3. Monthly Paid Rent. The monthly paid rent shall remain $4,325.29.

4. Monthly Accrued Rent. The monthly accrued rent shall remain $8,904.71.

5. Term. The term for this amendment shall be two years from the last executed amendment expiring on September 30, 2011.

Nothing in this Second Amendment shall be understood or construed to be a satisfaction or release in whole or in part of the lease.

In Witness Whereof, Lender and Borrower have executed this Agreement.

Stan Checketts Properties, LC
Name: ______________________
Title: ______________________

Boomerang Sub, Inc.
Joseph Bellantoni
Chief Financial Officer

MULTISTATE LOAN MODIFICATION AGREEMENT (To a Fixed Interest Rate)–Single Family–Freddie Mac UNIFORM INSTRUMENT Form 5161
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